Board Group 4
6/1/07 – 9/30/07

Rule 10f-3 - *Summary*
(Affiliated Underwriters)

Fund	Manager Firm	Are there applicable transactions to report? If Yes, detail attached from Manager	IF YES, Certification attached from Manager that all transactions are in compliance with board-approved procedure	Total Value of Securities Purchased by Fund from Syndicate with an Affiliated Underwriter (% of total net assets)	Primary Portfolio Manager
Money Market Funds					
Dreyfus BASIC Money Market Fund, Inc.	Dreyfus	No			Bernard W. Kiernan
Dreyfus BASIC U.S. Government MM Fund	Dreyfus	No			Bernard W. Kiernan
General Government Securities Money Market Fund	Dreyfus	No			Bernard W. Kiernan
General Money Market Fund, Inc.	Dreyfus	No			Bernard W. Kiernan
General Treasury Prime Money Market Fund	Dreyfus	No			Bernard W. Kiernan
Municipal Money Market Funds					
General California Municipal Money Market Fund	Dreyfus	No			Joseph Irace
General Municipal Money Market Fund	Dreyfus	No			Colleen Meehan
General New York Municipal Money Market Fund	Dreyfus	No			Joseph Irace
Municipal Bond Funds					
Dreyfus CA Intermediate Municipal Bond Fund	Dreyfus	No			Monica S. Wieboldt
Dreyfus NJ Intermediate Municipal Bond Fund	Dreyfus	No			W. Michael Petty
Dreyfus PA Intermediate Municipal Bond Fund	Dreyfus	No			Douglas J. Gaylor
Dreyfus Premier Municipal Bond Fund	Dreyfus	No			James Welch
Dreyfus Premier New York Municipal Bond Fund	Dreyfus	No			Monica S. Wieboldt
Dreyfus Premier State Muni Bond Fund; CT Series	Dreyfus	No			James Welch
Dreyfus Premier State Muni Bond Fund; FL Series	Dreyfus	No			Douglas J. Gaylor
Dreyfus Premier State Muni Bond Fund; MA Series	Dreyfus	No			James Welch & Douglas J. Gaylor
Dreyfus Premier State Muni Bond Fund; MD Series	Dreyfus	No			Douglas J. Gaylor
Dreyfus Premier State Muni Bond Fund; MI Series	Dreyfus	No			W. Michael Petty & Douglas J. Gaylor
Dreyfus Premier State Muni Bond Fund; MN Series	Dreyfus	No			W. Michael Petty & Douglas J. Gaylor
Dreyfus Premier State Muni Bond Fund; NC Series	Dreyfus	No			Monica S. Wieboldt
Dreyfus Premier State Muni Bond Fund; OH Series	Dreyfus	No			W. Michael Petty & Douglas J. Gaylor
Dreyfus Premier State Muni Bond Fund; PA Series	Dreyfus	No			Douglas J. Gaylor
Dreyfus Premier State Muni Bond Fund; VA Series	Dreyfus	No			Joseph Darcy & Monica S. Wieboldt
General New York Municipal Bond Fund, Inc.	Dreyfus	No			Monica S. Wieboldt
Fixed Income Funds					
Dreyfus Premier Core Bond Fund	Dreyfus/Standish	YES	✔	0.80%	Kent Wosepka
Equity Funds					
Dreyfus Appreciation Fund, Inc.	Fayez	No			Fayez S. Sarofim
Dreyfus Premier Worldwide Growth Fund, Inc.	Fayez	No			Fayez S. Sarofim

FRM 101-20
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier Core Bond (3500)**
2. Anticipated Purchase Date: **8/08/2007**
3. Total Net Assets of Account/Fund: **$585,513,119**
4. Type and Description of Security to be Purchased: **Merrill Lynch & Co 6.05% 8/15/2012**
5. Credit Rating of Security (Rating/Rating Agency): **Aa3/Moody's AA-/S&P AA-/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Merrill Lynch**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **Bank of New York/Capital Markets Inc.**
8. Issue Size: **2,750,000,000**
9. CUSIP: **59018YJ36**
10. Amount Purchased by Account/Fund: **1,840,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.07%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.31%**
13. Purchase Price of Securities (If at par, so state): **99.86**
14. Commission/Spread Received by Principal Underwriters: **0.20%**
15. Yield (as applicable): **6.083%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **5.95%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______; MTONE_______;
    Mellon Private Trust Co. N. A. _________;Other (Describe) **Dreyfus Fund Board** ;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made)
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required.**

LOB Asset Management Unit (Print) SMAM

LOB Portfolio Manager Name (Print) Chris Pellegrino Signature [signature] Date 8-14-07

LOB CIO/Designate Name (Print) LAURIE CARROLL Signature [signature] Date 8-14-07

Chief Compliance Officer Name (Print) KELLY MAHONEY Signature [signature] Date 8-14-07

cc: **Robert J. Reichenbach Phone 412-234-6382**
Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

FRM 101-20
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier Core Bond**
2. Anticipated Purchase Date: **8/21/2007**
3. Total Net Assets of Account/Fund: **$583,903,227**
4. Type and Description of Security to be Purchased: **Comcast Corp 6.3% 11/15/2017**
5. Credit Rating of Security (Rating/Rating Agency): **Baa2/Moody's BBB+/S&P BBB+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Barclays Capital; Goldman Sachs; Morgan Stanley; ABN AMRO; Banc of America Securities; BNP Paribas; Citigroup Global Markets; Daiwa Securities America; JP Morgan Securities; Lehman Brothers; Merrill Lynch; Mitsubishi UFJ Securities Intl; Royal Bank of Scotland; UBS Securities; Wachovia Capital Markets; BNY Capital Markets; SunTrust Capital Markets; Guzman & Co; Samuel Ramirez & Co; Williams Capital Group; Blaylock & Co; Cabrera Capital Markets; Loop Capital Markets; Muriel Siebert & Co; MR Beal & Co**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **Bank of New York/Capital Markets Inc.**
8. Issue Size: **2,000,000,000**
9. CUSIP: **20030NAU5**
10. Amount Purchased by Account/Fund: **1,550,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.08%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.26%**
13. Purchase Price of Securities (if at par, so state): **99.759**
14. Commission/Spread Received by Principal Underwriters: **0.45%**
15. Yield (as applicable): **6.334%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **6.125%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______; MTONE______; Mellon Private Trust Co. N. A. ________;Other (Describe) **Dreyfus Fund Board** ;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☑

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required.**

LOB Asset Management Unit (Print) MAM

LOB Portfolio Manager Name (Print) Kent Wosepka Signature [signature] Date 9/11/07

LOB CIO/Designate Name (Print) Laurie Carroll Signature [signature] Date 8-29-07

Chief Compliance Officer Name (Print) Kelly Mahoney Signature Kelly Mahoney Date 8-30-07

FRM 101-20
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier Core Bond**
2. Anticipated Purchase Date: **9/06/2007**
3. Total Net Assets of Account/Fund: **$587,340,549**
4. Type and Description of Security to be Purchased: **Lowes Companies 5.6% 9/15/2012**
5. Credit Rating of Security (Rating/Rating Agency): **A1/Moody's A+/S&P A+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **JP Morgan; Merrill Lynch; Wachovia Securities; Banc of America Securities; BB&T Capital Markets; BMO Nesbitt Burns; BNP Paribas BNY Capital Markets; Fifth Third Securities; HSBC Securities; Morgan Keegan; Natcity Invt; SunTrust Robinson Humphrey; US Bancorp Investments; Wedbush Morgan Securities; Wells Fargo**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **Bank of New York/Capital Markets Inc.**
8. Issue Size: **550,000,000**
9. CUSIP: **548661CM7**
10. Amount Purchased by Account/Fund: **1,325,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.24%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.23%**
13. Purchase Price of Securities (if at par, so state): **99.831**
14. Commission/Spread Received by Principal Underwriters: **0.35%**
15. Yield (as applicable): **5.639%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **5.96%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______; MTONE_______; Mellon Private Trust Co. N. A. _________;Other (Describe) Dreyfus Fund Board ;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☑

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required.**

LOB Asset Management Unit (Print) SMAM

LOB Portfolio Manager Name (Print) Kent Wosepka Signature [signature] Date 9/19/..

LOB CIO/Designate Name (Print) Laurie Carroll Signature [signature] Date 9/12/07

Chief Compliance Officer Name (Print) Kelly Mahoney Signature Kelly Mahoney Date 9/14/07